Exhibit 23.1

CONSENT OF VOLODYMYR MYADZEL

The undersigned hereby consents to:

(i)	The filing of the technical report summary entitled “S-K 1300 Technical Report Summary – Rio Piracicaba Project” dated March 30, 2022 (the “TRS”) filed as Exhibit 96.1 to the Current Report on Form 8-K dated March 30, 2022 (the “8-K”) of Brazil Minerals, Inc. (the “Company”) being filed with the United States Securities and Exchange Commission (the “Commission”);

(ii)	The incorporation by reference of such TRS attached as Exhibit 96.1 to the 8-K into the Company’s Form S-1 Registration Statement as filed with the Commission on January 28, 2022 (File No. 333-262399), and any amendments thereto (the “S-1”);

(iii)	The use of my name in the S-1.

/s/ Volodymyr Myadzel
Volodymyr Myadzel

Date: March 30, 2022